Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Sonoma Pharmaceuticals, Inc. on Form S-3 (File No. 333-275311), Form S-8 (File No. 333-262144), Form S-8 (File No. 333-228898), Form S-8 (File No. 333-219058), Form S-8 (File No. 333-214760), Form S-8 (File No. 333-205171), Form S-8 (File No. 333-171412), Form S-8 (File No. 333-182263), Form S-8 (File No. 333-195530), Form S-8 (File No. 333-194314), Form S-8 (File No. 333-163988), Form S-8 (File No. 333-235708), Form S-8 (File No. 333-141017), Form S-8 (File No. 333-280268), Form S-8 (File No. 333-283992), Form S-1 (File No. 333-295171), and Form S-8 (File No. 333-288107) of our report dated June 16, 2026, with respect to our audit of the consolidated financial statements of Sonoma Pharmaceuticals, Inc. and Subsidiaries as of March 31, 2026 and 2025 and for the years then ended, which report is included in this Annual Report on Form 10-K.

/s/ Frazier & Deeter, LLC

Nashville, Tennessee

June 16, 2026